Exhibit 99.1

CONTACTS:
Brian Levine	Julie Treon
Media Relations	Media Relations
561-438-2895	630-864-6155
Brian.Levine@officedepot.com	julietreon@officemax.com

Rich Leland	Mike Steele
Investor Relations	Investor Relations
561-438-3796	630-864-6826
Richard.Leland@officedepot.com	michaelsteele@officemax.com

OFFICE DEPOT AND OFFICEMAX COMPLETE MERGER

Neil Austrian and Ravi Saligram to Serve as Co-CEOs

Board of Directors for New Company Named

Updates Synergy Benefits and One-Time Merger Costs

Focus is Now on Executing Integration Plans and Delivering Synergies

Boca Raton, Fla. and Naperville, Ill., November 5, 2013 – Office Depot, Inc. and OfficeMax Incorporated today announced the completion of their merger of equals, creating a stronger, more competitive and more efficient global provider of office products, services and solutions. The combined company will use the name Office Depot, Inc. and will trade on the New York Stock Exchange under the symbol ODP.

Office Depot, Inc. is a single source for everything customers need to make their workplaces more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The new Office Depot, Inc., which would have had combined revenue for the 12 months ended September 28, 2013 of approximately $17 billion, now employs about 66,000 associates worldwide. The company serves consumers and businesses in 59 countries with more than 2,200 retail stores, award-winning e-commerce sites, and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, joint ventures, franchisees, licensees and alliance partners. The company’s portfolio of leading brands includes Office Depot, OfficeMax, OfficeMax Grand & Toy, Viking, Ativa, TUL, Foray, and DiVOGA.

Customers can interact with each brand as they always have, including shopping at Office Depot and OfficeMax stores and online at www.officedepot.com and www.officemax.com. Each company will maintain its respective loyalty programs and expects to announce a combined loyalty program sometime in 2014.

Austrian and Saligram to Serve as Co-CEOs

According to the CEO Selection Committee, the uncertainty surrounding the timing and any potential conditions of the Federal Trade Commission approval made it challenging for the search to be finalized in time to coincide with the closing of the merger. The CEO Selection Committee is hopeful of completing the process in the near future, now that unconditional FTC clearance has been obtained.

In the interim, as stated in the merger agreement, Neil Austrian, Chairman and CEO of Office Depot, and Ravi Saligram, President and CEO of OfficeMax, will serve together as co-CEOs, executing the integration plans they and their teams have built to combine the two businesses.

The company will continue to operate in both Boca Raton, Florida and Naperville, Illinois until the new CEO is on board and a decision on a headquarters location is finalized.

Board of Directors Named for New Company

Office Depot, Inc. also announced the members of its new Board of Directors. Aside from Saligram and Austrian, the 12-person board includes five independent directors from each of the Office Depot and OfficeMax Boards. Additional Directors are Warren Bryant, Rakesh Gangwal, Cynthia Jamison, Jim Marino, Michael Massey, Francesca Ruiz de Luzuriaga, Jeff Smith, David Szymanski, Nigel Travis and Joseph Vassalluzzo. Travis and Gangwal will serve as Co-Chairmen/Co-Lead Directors.

The newly appointed Board members bring a wide variety of expertise, qualifications, attributes and skills to the governance of the combined company.

Update to Synergy Benefits and One-Time Merger Costs

The combined company will have significantly improved financial strength and flexibility, with the ability to deliver long-term operating performance improvements through its increased competitiveness.

As a result of the detailed integration planning that has been performed so far, total estimated annual cost synergies by the end of the third year following the close of the merger are now expected to be in the upper half of the previously estimated $400-$600 million range. This excludes any potential synergies from approximately $2 billion of other operating expenses related to retail stores that have not yet been evaluated, as well as any potential working capital savings that may result from vendor or supply chain facility consolidation.

The combined company expects to incur a total of approximately $200 million in one-time operating costs in 2013 related to the merger and up to an additional $400 million in integration costs and approximately $200-$250 million in capital spending over the next three years in order to realize the estimated synergies.

Transaction Information

In accordance with the terms of the merger agreement, OfficeMax shareholders will receive 2.69 shares of Office Depot, Inc. common stock in exchange for each share of OfficeMax common stock. OfficeMax is now a wholly owned subsidiary of Office Depot, Inc. and will no longer be publicly traded. In total, approximately 240 million shares of Office Depot, Inc. common stock were issued to OfficeMax shareholders, representing approximately 45 percent of the 530 million total shares outstanding.

As of September 28, 2013, and before the redemption of the BC Partners’ interest, the combined company would have had approximately $1.2 billion in cash. Effective with the merger closing, the company also increased the size of the existing Office Depot, Inc. Amended and Restated Credit Agreement to $1.25 billion. With total liquidity approaching $2.5 billion before the redemption of BC Partners’ interest, the newly combined company will have a strong financial foundation for the future.

In conjunction with the closing of the transaction, Office Depot, Inc. also paid $218 million to fully redeem the ODP preferred shares that were held by BC Partners.

About Office Depot, Inc.

Formed by the merger of Office Depot and OfficeMax, Office Depot, Inc. is a leading global provider of products, services, and solutions for every workplace – whether your workplace is an office, home, school, or car.

Office Depot, Inc. is a resource and a catalyst to help customers work better. We are a single source for everything customers need to be more productive, including the latest technology, core office supplies, print and document services, business services, facilities products, furniture, and school essentials.

The company has combined annual sales of approximately $17 billion, employs about 66,000 associates, and serves consumers and businesses in 59 countries with more than 2,200 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – all delivered through a global network of wholly owned operations, joint ventures, franchisees, licensees and alliance partners. The company’s portfolio of leading brands includes Office Depot, OfficeMax, OfficeMax Grand & Toy, Viking, Ativa, TUL, Foray, and DiVOGA.

Office Depot, Inc.’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

Additional information about the recently completed merger of Office Depot and OfficeMax can be found at
http://officedepotmaxmerger.com.

All trademarks, service marks and trade names of Office Depot, Inc. and OfficeMax Incorporated used herein are trademarks or registered trademarks of Office Depot, Inc. and OfficeMax Incorporated, respectively. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to, among other things, the Company, the merger and other transactions contemplated by the merger agreement, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and shareholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; the risks that the combined company will not realize the estimated accretive effects of the merger or the estimated cost savings and synergies; the businesses of Office Depot and OfficeMax may not be integrated successfully or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; the business disruption following the merger, including adverse effects on employee retention; the combined company’s ability to maintain its long-term credit rating; unanticipated changes in the markets for the combined company’s business segments; unanticipated downturns in business relationships with customers; competitive pressures on the combined company’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s and OfficeMax’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The combined company does not assume any obligation to update or revise any forward-looking statements.